Maiden Holdings, Ltd. Investor Update August 2022

Investor Disclosures 1 Forward Looking Statements This presentation contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on Maiden Holdings, Ltd.’s (the “Company”) future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law. Any discrepancies between the amounts included in this presentation and amounts included in the Company’s Form 10-Q for the three and six months ended June 30, 2022, filed with the SEC are due to rounding. Non-GAAP Financial Measures In addition to the Summary Consolidated Balance Sheets and Consolidated Statements of Income, management uses certain key financial measures, some of which are non-GAAP measures, to evaluate the Company's financial performance and the overall growth in value generated for the Company’s common shareholders. Management believes that these measures, which may be defined differently by other companies, explain the Company’s results to investors in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. The non-GAAP measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. See the Appendix of this presentation for a reconciliation of the Company’s non-GAAP measures to the nearest GAAP measure.

Maiden Holdings Q2 2022 Highlights

- **GAAP book value increased to $2.62 per common share**
  - Adjusted book value increased to $3.09 per common share
  - Gain from repurchases of preference shares principal driver of book value change in Q2, offsetting unrealized bond losses resulting from rising interest rates
  - Additional book value benefits from net long position in non-USD liabilities as US dollar strengthened
- **GAAP net income available to common shareholders was $25.8 million or $0.29 per share**
  - Opportunistic Q2 repurchase of preference shares resulted in gains of $24.7 million or $0.28 per share
  - Decrease in favorable prior year development and higher current accident year losses reduced underwriting results compared to Q2 2021
  - Investment results were lower in Q2 2022 compared to Q2 2021 as decrease in results from equity method investments (hedge funds) partially offset by higher investment income and realized gains
  - See recap on slide 3
- **Each pillar of business strategy making positive contributions**
  - Asset management – increased alternative investments by 11.1% to $250.6 million from 12/31/21 and despite difficult market environment, target investment returns across multiple asset classes emerging
  - Legacy underwriting – Genesis Legacy Solutions ("GLS") pipeline building further, now with nearly $40 million in insurance liabilities at 6/30/2022
  - Capital management – repurchased $175.8 million preference shares since Q4 2020, increasing book value by $1.81 per common share through 6/30/2022
    - Now own approximately or nearly 75% of each series of preference shares
- **Deferred tax asset = $1.27 per share at June 30, 2022 – still carries full valuation allowance**
  - Not recognized as an asset on balance sheet currently
  - Growing (but not yet sufficient) positive evidence to reduce valuation allowance

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Maiden Holdings – Q2 2022 Results Recap

($ millions, except per share amounts)	Q2 2022	Q2 2021	Comments
Net Income and Per Share Data			
GAAP Net Income Attributable to Common Shares	$25.8	$26.8	• Net income attributable to Maiden common shareholders in Q2 2022 includes $24.7 million of gains from partial redemption of preference shares, up from $18.7 million in Q2 2021 • Summary GAAP Balance Sheet, Income Statement and Non-GAAP Financial Measures in Appendix
Per common share	$0.29	$0.31	
GAAP Net Income (excluding gains from preference share repurchases)	$1.1	$8.1	• Q2 2022 underwriting loss and lower investment results partially offset by lower operating expenses and higher foreign exchange and other gains
Key Income Statement Details			
Underwriting (Loss) Income	$(5.1)	$8.5	• Underwriting loss of $5.1 million in the three months ended June 30, 2022 impacted by prior year adverse loss development of $1.0 million in Q2 2022 compared to favorable loss development of $12.8 million in Q2 2021, primarily in the AmTrust segment • Prior year loss development in AmTrust segment approximately $12.0 million lower in Q2 2022 compared to 2021, the result of continuing favorable workers' compensation ("WC") development offset in 2022 by modest adverse development in general and auto liability • Diversified prior year loss development approximately $2.2 million lower in Q2 2022 compared to 2021
Investment Results	$6.7	$10.9	• Lower investment income of $6.7 million in Q2 2022 compared to $10.9 million in Q2 2021 generally due to lower investable assets • Realized gains of $2.1 million in Q2 2022 mainly attributable to other investments compared to $0.8 million in Q2 2021 • Loss on equity method investments was $3.0 million in Q2 2022 vs. income of $2.8 million in Q2 2021, principally from hedge fund investments
Operating Expenses	$7.3	$8.9	• Operating expenses continued to trend lower as G&A expenses decreased by $1.6 million, or 18.1% in Q2 2022 vs. Q2 2021 due to lower regulatory and professional fees
Foreign Exchange and Other Gains (Losses)	$6.6	$(1.6)	• Primarily due to reserve revaluation due to strengthening of U.S. dollar relative to Euro and British pound

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Maiden Holdings – YTD Q2 2022 Results Recap 4* Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein ($ millions, except per share amounts) YTD Q2 2022 YTD Q2 2021 Comments Net Income and Per Share Data GAAP Net Income Attributable to Common Shares Per common share $27.3 $0.31 $98.6 $1.14 • Net income attributable to Maiden common shareholders in the six months ended June 30, 2022 includes $28.2 million of gains from repurchase of preference shares, significantly down from $81.2 million during same period in 2021 • Summary financial statement data in Appendix GAAP Net (Loss) Income (excl. gains from preference share repurchases) $(0.9) $17.4 • YTD Q2 2022 underwriting loss, lower investment results and higher tax expense partially offset by lower operating expenses and higher foreign exchange and other gains Key Income Statement Details Underwriting (Loss) Income $(6.8) $10.0 • Underwriting loss of $6.8 million in the six months ended June 30, 2022 impacted by lower prior year favorable development and AmTrust Cession Adjustments (see below) • Favorable prior year loss development declined to $6.3 million for the six months ended June 30, 2022 compared to $18.4 million during the same period in 2021 • Negative AmTrust premiums in the six months ended June 30, 2022 led to underwriting loss of $5.1 million and arose from AmTrust Cession Adjustments which include adjustments and reversals of Audit Non-Compliance surcharges on WC policies and adjustments to inuring reinsurance on Specialty Program business Investment Results $16.9 $31.8 • Lower investment income of $16.9 million in the six months ended June 30, 2022 compared to $31.8 million in the comparative period last year due to lower investable assets • Realized gains of $4.4 million in the six months ended June 30, 2022 attributable to sale of fixed income securities and other investments compared to $9.0 million in 2021 • Loss on equity method investments was $1.8 million in the six months ended June 30, 2022 vs. income of $5.7 million in the comparative period last year Operating Expenses $18.2 $22.9 • Operating expenses were $4.7 million, or 20.6% lower in the six months ended June 30, 2022 vs. 2021 due mainly to lower discretionary incentive compensation Foreign Exchange and Other Gains $10.5 $2.0 • Results due to strengthening of U.S. dollar relative to Euro and British pound against net non-USD liabilities

Maiden Holdings Business Strategy 5 • We create shareholder value by actively managing and allocating our assets and capital o We leverage our deep knowledge of the insurance and related financial services industries into ownership and management of businesses and assets with the opportunity for increased returns o Change in strategy since 2019 has allowed us to more flexibly allocate capital to activities we believe will produce the greatest returns for our common shareholders • Our strategy has three principal areas of focus o Asset management – investing in assets and asset classes in a prudent but expansive manner in order to maximize investment returns o We limit the insurance risk we assume relative to the assets we hold and maintain required regulatory capital at very strong levels to manage our aggregate risk profile o Legacy underwriting - judiciously building a portfolio of run-off acquisitions and retroactive reinsurance transactions which we believe will produce attractive underwriting returns o Capital management - effectively managing capital and when appropriate, repurchasing securities or returning capital to enhance common shareholder returns • We believe these areas of strategic focus will enhance our profitability o We believe our strategy increases the likelihood of fully utilizing the significant tax NOL carryforwards which would create additional common shareholder value o Expected returns from each strategic pillar are evaluated relative to our cost of debt capital

Asset Management Update – Q2 2022

Q2 2022 - Investable Assets Allocation



Alternative Investments, 16%
Total fixed income and cash, 32%
Funds withheld receivable, 41%
Loan to related party, 11%

Q2 2022 - Alternative Investments



Real Estate, 24%
Private Equity, 23%
Venture Capital, 7%
Private Credit, 18%
Alternatives, 21%
Hedge Funds, 7%

Investable Assets				
	YTD Annualized Gross Return **	30-Jun-22	31-Dec-21	Q2 Change
AFS & cash	-7.6%	$496,834	$663,232	$(141,579)
Loan to related party	1.9%	167,975	167,975	-
Funds withheld receivable	2.4%	628,885	636,412	(7,527)
Total Fixed Income	-2.0%	$1,239,694	$1,467,619	$(149,106)
Alternative Investments***				
Private Equity	2.8%	$57,342	$48,496	8,846
Private Credit	2.7%	46,098	38,657	7,442
Hedge Funds	-28.5%	16,884	32,929	(16,045)
Alternatives	24.9%	53,845	46,489	7,356
Venture Capital	51.0%	16,490	7,344	9,146
Real Estate	1.6%	59,896	51,551	8,346
Total Alternative Investments	6.3%	$250,556	$225,467	$25,092
Total Investable Assets	-0.8%	$1,544,250	$1,693,086	$(98,923)

**Excluding foreign exchange gains (losses)

** Alternative investments categories presented based on underlying risk exposure and not according to financial reporting classifications as shown in the 10-Q

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Asset Management Update – Q2 2022

Performance of Investable Assets **	Fixed Income***		Alternative Investments	
For the Three Months Ended June 30	2022	2021	2022	2021
Gross Returns	-0.4%	0.4%	0.0%	0.2%
Net Returns	-0.4%	0.4%	0.0%	-0.3%
For the Six Months Ended June 30				
Gross Returns	-1.0%	0.4%	3.2%	5.7%
Net Returns	-1.0%	0.4%	3.1%	5.2%

**Excludes foreign currency gains/losses

***Fixed income includes AFS, cash, funds withheld receivable, and loan to related party

Fixed Income

- **Q2 fixed income returns impacted by sharply rising interest rates**
  - Short portfolio duration of 1.5 years well positioned for current volatility
- **Fixed income portfolio continues to decrease in size as the AmTrust liabilities run off**
- **Floating rate securities compose $328.5 million or 25.4% of fixed income investments which should be less interest rate sensitive**
  - $154.6 million or 11.9% are CLOs which may be more credit sensitive
    - Average CLO rating is AA+ with 78.1% rated AAA
  - $168.0 million or 13.0% is floating rate loan to related party

Alternative Investments

- **Increased alternative investments to $250.6 million at the end of Q2 2022**
- **Market volatility across numerous asset classes resulted in flat overall returns for the quarter**
  - Q2 2022 returns benefitted from $3.7 million favorable mark-to-market adjustment on insurtech investment was offset by a $3.5 million losses from hedge fund investment
  - Hedge fund assets decline in Q2 reflecting broader equity market challenges during period and Maiden reallocating funds to other asset classes during quarter
  - Interest rate sensitive investments in private credit including those with mortgage exposures faced headwinds during the quarter as well
  - 2021 returns benefitted from $3.9 million unrealized gain from an insurtech investment acquired by a special purpose acquisition company that added 3.0% to the gross investment returns
- **Excluding Q2 hedge fund results, alternative portfolio annualized total return for 2022 is 10.2% through Q2**
  - Still on track to exceed benchmark returns
  - Numerous alternative investments not marked to fair value yet - too early in life cycle of investments
  - Current income, longer-term gains, fees in selected instances

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Legacy Underwriting Update 8 • GLS formed in November 2020 • GLS insurance liabilities currently $36.3 million at 6/30/2022 • GLS continues to complete additional transactions, primarily retroactive reinsurance transactions although balance sheet transaction flow is increasing • Strong pipeline growth in Q2 positions GLS well for second half of 2022 • Heightened focus on balance sheet acquisitions • Ongoing interest in range of retroactive reinsurance transactions

Capital Management Update – Q2 2022 9 • Active Capital Management Continued in Q2 2022 o During Q2 2022, Maiden Reinsurance Ltd. (“MRL”) repurchased 1,306,648 preferred shares at an average cost of $5.27 per share for a total cost of $6.9 million resulting in a gain of $24.7 million o 13,813,116 preferred shares repurchased since launch of tender offer in 2020 and repurchase program in 2021 and YTD Q2 2022, added $1.81 in book value per common share o $3.9 million of unutilized authorization remaining as of June 30, 2022 • MRL’s ownership percentage of each series of preferred shares as follows Series % Owned Series A 75.0% Series C 73.6% Series D 74.3% Total 74.3% • Maiden is actively evaluating its capital management options as its broader strategy progresses * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

Maiden Holdings, Ltd. Investor Update - Appendix Second Quarter Ended June 30, 2022 Financial Data

Summary Consolidated Balance Sheet 11 (in thousands (000's), except per share data) June 30, 2022 (Unaudited) December 31, 2021 Audited Assets Total investments $ 685,922 $ 822,612 Cash and cash equivalents (including restricted) 61,468 66,087 Reinsurance balances receivable, net 13,439 19,507 Reinsurance recoverable on unpaid losses 554,846 562,845 Loan to related party 167,975 167,975 Funds withheld receivable 628,885 636,412 Other assets 43,655 47,172 Total Assets $ 2,156,190 $ 2,322,610 Liabilities Reserve for loss and loss adjustment expenses $ 1,275,107 $ 1,489,373 Unearned premiums 81,129 100,131 Deferred gain on retroactive reinsurance 45,995 48,960 Accrued expenses and other liabilities 150,567 44,542 Senior notes, net 255,459 255,347 Total Liabilities 1,808,257 1,938,353 Equity 347,933 384,257 Total Liabilities and Equity $ 2,156,190 $ 2,322,610 Book value per common share(1) $ 2.62 $ 2.60 Common shares outstanding 87,161,499 86,467,242

Summary Consolidated Statements of Income

(in thousands (000's), except per share data)	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2022	For the Six Months Ended June 30, 2021
Net premiums written	$ 3,186	$ 3,261	(7,137)	$ 565
Net premiums earned	10,443	13,312	11,565	25,076
Other insurance revenue	469	539	520	808
Net investment income	7,667	7,278	14,234	17,119
Net realized and unrealized gains on investment	2,111	849	4,420	8,950
Total revenues	**20,690**	**21,978**	**30,739**	**51,953**
Net loss and loss adjustment expenses	6,874	(5,327)	4,591	(2,968)
Commission and other acquisition expenses	4,885	6,899	7,413	12,841
General and administrative expenses	7,294	8,906	18,180	22,903
Interest and amortization expenses	4,833	4,832	9,665	9,663
Foreign exchange and other losses (gains)	(6,586)	1,588	(10,535)	(1,954)
Total expenses	**17,300**	**16,898**	**29,314**	**40,485**
Income (loss) before income taxes	**3,390**	**5,080**	**1,425**	**11,468**
Less: income tax expense (benefit)	(713)	(257)	542	(208)
Add: interest in income of equity method investments	(3,041)	2,775	(1,770)	5,722
Net (loss) income	**1,062**	**8,112**	**(887)**	**17,398**
Gain from repurchase of preference shares	24,690	18,714	28,233	81,164
Net income available to Maiden common shareholders	**$ 25,752**	**$ 26,826**	**$ 27,346**	**$ 98,562**
Basic and diluted earnings per share attributable to Maiden common shareholders	**$ 0.29**	**$ 0.31**	**$ 0.31**	**$ 1.14**
Annualized return on average common equity[(3)]	**46.6%**	**51.2%**	**24.3%**	**111.6%**

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Non-GAAP Financial Measures 13 For the Three Months Ended June 30, 2022 Gross premiums written $ 6,148 $ (2,809) $ 3,339 Net premiums written $ 5,995 $ (2,809) $ 3,186 Net premiums earned $ 7,125 $ 3,318 $ 10,443 Other insurance revenue 469 - 469 Net loss and loss adjustment expenses ("loss and LAE") (2,340) (4,534) (6,874) Commissions and other acquisition expenses (3,519) (1,366) (4,885) General and administrative expenses(3) (3,008) (1,275) (4,283) Underwriting loss(4) $ (1,273) $ (3,857) $ (5,130) Reconciliation to net income Net investment income and realized and unrealized gains on investment 9,778 Interest and amortization expenses (4,833) Foreign exchange and other gains 6,586 Other general and administrative expenses(3) (3,011) Income tax benefit 713 Interest in loss of equity method investments (3,041) Net income $ 1,062 Diversified Reinsurance AmTrust Reinsurance Total

Non-GAAP Financial Measures 14 For the Three Months Ended June 30, 2021 Gross premiums written $ 5,191 $ (1,757) $ 3,434 Net premiums written $ 5,018 $ (1,757) $ 3,261 Net premiums earned $ 6,962 $ 6,350 $ 13,312 Other insurance revenue 539 - 539 Net loss and LAE (1,247) 6,574 5,327 Commissions and other acquisition expenses (4,452) (2,447) (6,899) General and administrative expenses(3) (3,033) (775) (3,808) Underwriting (loss) income(4) $ (1,231) $ 9,702 $ 8,471 Reconciliation to net income Net investment income and realized and unrealized gains on investment 8,127 Interest and amortization expenses (4,832) Foreign exchange and other losses (1,588) Other general and administrative expenses(3) (5,098) Income tax bennefit 257 Interest in income of equity method investments 2,775 Net income $ 8,112 Diversified Reinsurance AmTrust Reinsurance Total

Non-GAAP Financial Measures 15 For the Six Months Ended June 30, 2022 Gross premiums written $ 10,884 $ (17,715) $ (6,831) Net premiums written $ 10,578 $ (17,715) $ (7,137) Net premiums earned $ 13,080 $ (1,515) $ 11,565 Other insurance revenue 520 - 520 Net loss and loss adjustment expenses ("loss and LAE") (980) (3,611) (4,591) Commissions and other acquisition expenses (7,290) (123) (7,413) General and administrative expenses(3) (5,106) (1,760) (6,866) Underwriting income (loss)(4) $ 224 $ (7,009) (6,785) Reconciliation to net loss Net investment income and realized and unrealized gains on investment 18,654 Interest and amortization expenses (9,665) Foreign exchange and other gains 10,535 Other general and administrative expenses(3) (11,314) Income tax expense (542) Interest in loss of equity method investments (1,770) Net loss $ (887) Diversified Reinsurance AmTrust Reinsurance Total

Non-GAAP Financial Measures 16 For the Six Months Ended June 30, 2021 Gross premiums written $ 5,263 $ (4,219) $ 1,044 Net premiums written $ 4,784 $ (4,219) $ 565 Net premiums earned $ 13,202 $ 11,874 $ 25,076 Other insurance revenue 808 - 808 Net loss and LAE (2,662) 5,630 2,968 Commissions and other acquisition expenses (8,207) (4,634) (12,841) General and administrative expenses(3) (4,607) (1,378) (5,985) Underwriting (loss) income(4) $ (1,466) $ 11,492 $ 10,026 Reconciliation to net income Net investment income and realized and unrealized gains on investment 26,069 Interest and amortization expenses (9,663) Foreign exchange and other gains 1,954 Other general and administrative expenses(3) (16,918) Income tax bennefit 208 Interest in income of equity method investments 5,722 Net income $ 17,398 Diversified Reinsurance AmTrust Reinsurance Total

Non-GAAP Financial Measures

	For the Three Months Ended June 30,				For the Six Months Ended June			
	2022		2021		2022		2021	
Non-GAAP operating earnings(5)	$	16,633	$	13,948	$	9,698	$	61,249
Non-GAAP basic and diluted operating earnings per share attributable to Maiden common shareholders(5)	$	0.19	$	0.16	$	0.11	$	0.71
Annualized non-GAAP operating return on average adjusted		25.2%		20.7%		7.2%		50.9%

Reconciliation of net income available to Maiden common shareholders to non-GAAP operating earnings:

		2022 (Three Months)		2021 (Three Months)		2022 (Six Months)		2021 (Six Months)
Net income available to Maiden common shareholders	$	25,752	$	26,826	$	27,346	$	98,562
Add (subtract)								
Net realized gains on investment		(2,111)		(849)		(4,420)		(8,950)
Foreign exchange and other (gains) losses		(6,586)		1,588		(10,535)		(1,954)
Interest in loss (income) of equity method investments		3,041		(2,775)		1,770		(5,722)
Change in deferred gain on retroactive reinsurance		(3,463)		(10,842)		(4,463)		(20,687)
Non-GAAP operating earnings(5)	**$**	**16,633**	**$**	**13,948**	**$**	**9,698**	**$**	**61,249**
Weighted average number of common shares - basic		**87,092,045**		**86,230,021**		**86,821,114**		**85,684,511**
Adjusted weighted average number of common shares and assume		**87,093,912**		**86,235,372**		**86,823,825**		**85,688,893**

Reconciliation of diluted EPS attributable to Maiden common shareholders to non-GAAP diluted operating (losses) EPS attributable to Maiden common shareholders:

		2022 (Three Months)		2021 (Three Months)		2022 (Six Months)		2021 (Six Months)
Diluted earnings per share attributable to Maiden common shareh	$	0.29	$	0.31	$	0.31	$	1.14
Add (subtract)								
Net realized losses (gains) on investment		(0.02)		(0.01)		(0.05)		(0.10)
Foreign exchange and other (gains) losses		(0.08)		0.02		(0.12)		(0.02)
Interest in loss (income) of equity method investments		0.04		(0.03)		0.02		(0.07)
Change in deferred gain on retroactive reinsurance		(0.04)		(0.13)		(0.05)		(0.24)
Non-GAAP diluted operating (losses) earnings per share attributable to Maiden common shareholders	**$**	**0.19**	**$**	**0.16**	**$**	**0.11**	**$**	**0.71**

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MAIDEN HOLDINGS, LTD.

Non-GAAP Financial Measures 18 Non-GAAP underwriting results: Gross premiums written $ 3,339 $ 3,434 $ (6,831) $ 1,044 Net premiums written $ 3,186 $ 3,261 $ (7,137) $ 565 Net premiums earned $ 10,443 $ 13,312 $ 11,565 $ 25,076 Other insurance revenue 469 539 520 808 Non-GAAP net loss and LAE(9) (10,337) (5,515) (9,054) (17,719) Commissions and other acquisition expenses (4,885) (6,899) (7,413) (12,841) General and administrative expenses(3) (4,283) (3,808) (6,866) (5,985) Non-GAAP underwriting loss(9) $ (8,593) $ (2,371) $ (11,248) $ (10,661) Non-GAAP net loss and LAE: Net loss and LAE $ 6,874 $ (5,327) $ 4,591 $ (2,968) Less: Change in deferred gain on retroactive reinsurance (3,463) (10,842) (4,463) (20,687) Non-GAAP net loss and LAE(9) $ 10,337 $ 5,515 $ 9,054 $ 17,719 2022 2021 For the Six Months Ended June 2022 2021 For the Three Months Ended June 30,

Non-GAAP Financial Measures 19 (in thousands (000's), except per share data) Investable assets: Total investments $ 685,922 $ 822,612 Cash and cash equivalents 37,766 26,668 Restricted cash and cash equivalents 23,702 39,419 Loan to related party 167,975 167,975 Funds withheld receivable 628,885 636,412 Total investable assets(7) $ 1,544,250 $ 1,693,086 Capital: Preference shares $ 119,672 $ 159,210 Common shareholders' equity 228,261 225,047 Total shareholders' equity 347,933 384,257 2016 Senior Notes 110,000 110,000 2013 Senior Notes 152,500 152,500 Total capital resources(8) $ 610,433 $ 646,757 Total Shareholders’ Equity $ 347,933 $ 384,257 LP Investment Adjustment - 4,083 Unamortized deferred gain on retroactive reinsurance 41,397 45,860 Adjusted shareholders' equity(2) $ 389,330 $ 434,200 Book value per common share $ 2.62 $ 2.60 LP Investment Adjustment - 0.05 Unamortized deferred gain on retroactive reinsurance 0.47 0.53 Adjusted book value per common share(2) $ 3.09 $ 3.18 Reconciliation of total shareholders' equity to adjusted Reconciliation of book value per common share to adjusted book June 30, 2022 December 31, 2021

Non-GAAP Financial Measures 20 (1) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases. (2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the following items: 1) the unamortized deferred gain on retroactive reinsurance arising from LPT/ADC Agreement; and 2) an adjustment which reflects the equity method accounting related to the fair value of certain hedged liabilities within an equity method investment in a limited partnership held by the Company wherein the ultimate realizable value of the asset supporting the hedged liabilities cannot currently be recognized at fair value. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. The LP Investment Adjustment reflects the fair value of the assets not presently able to be recognized currently. We believe reflecting the economic benefit of both items is helpful to understand future trends in our operations, which will improve the Company's shareholders' equity over the settlement or contract periods respectively (3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss. (4) Underwriting income (loss) is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

Non-GAAP Financial Measures 21 (8) Total capital resources is the sum of the Company's principal amount of debt and shareholders' equity. (7) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable. (9) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the unamortized deferred gain arising from the LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations. (5) Non-GAAP operating earnings and non-GAAP basic and diluted operating earnings per common share are non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, interest in income of equity method investments and the change in deferred gain on retroactive reinsurance and should not be considered as an alternative to net income (loss). The Company's management believes that the use of non-GAAP operating earnings and non-GAAP diluted operating earnings per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income. (6) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted common shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average adjusted common shareholders' equity.